Exhibit 5.6

November 5, 2014

Omnicare, Inc. 900

Omnicare Center

201 East Fourth Street

Cincinnati OH 45202

Re:	Form S-3 Registration Statement of Omnicare, Inc.

Ladies and Gentlemen:

This opinion is furnished to you upon the express instruction and request of our clients, Hytree Pharmacy, Inc., Lo-Med Prescription Services, LLC, Management & Network Services, Inc., NCS Healthcare of Iowa, LLC, NCS Healthcare of Kansas, LLC, NCS Healthcare of Kentucky, Inc., NCS Healthcare of Montana, Inc., NCS Healthcare of New Mexico, Inc., NCS Healthcare of Ohio, LLC, NCS Healthcare of South Carolina, Inc., NCS Healthcare of Tennessee, Inc., NCS Healthcare of Washington, Inc., NCS Healthcare of Wisconsin, LLC, NCS Services, Inc., and Westhaven Services Co., LLC (together, the “Ohio Guarantors”) relating to the issuance, from time to time, of Senior Debt Securities and Subordinated Debt Securities (the “Debt Securities”) by Omnicare, Inc. pursuant to (i) a form of senior notes indenture (the “Senior Notes Indenture”), between the Company and the trustee party thereto or (ii) a subordinated notes indenture (the “Subordinated Notes Indenture” and, together with the Senior Notes Indenture, the “Indentures” and, each an “Indenture”), between the Company and U.S. Bank National Association (successor trustee to SunTrust Bank), as trustee, dated June 13, 2003, which were filed with the Securities and Exchange Commission (the “Commission”) as exhibits to the Company’s registration statement on Form S-3 (the “Registration Statement”) on November 5, 2014. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indentures.

We have acted as special counsel in the State of Ohio (the “State”) to the Ohio Guarantors in connection with the above-captioned matter. In such capacity as special counsel to the Ohio Guarantors, we have reviewed or examined, and are familiar with, originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(a)	The Hytree Pharmacy, Inc. Articles of Incorporation, dated September 24, 1971;

(b)	The Hytree Pharmacy, Inc. Bylaws;

(c)	The LMPS Acquisition Sub, LLC Articles of Organization, dated January 18, 2006;

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(d)	The Certificate of Merger of Lo-Med Prescription Services, Inc. into LMPS Acquisition Sub, LLC (with Lo-Med Prescription Services, LLC as the name of the surviving LLC), dated June 8, 2006;

(e)	The Lo-Med Prescription Services, LLC Limited Liability Company Agreement, dated June 8, 2006;

(f)	The Management & Network Services, Inc. Articles of Incorporation, dated January 16, 1996;

(g)	The Management & Network Services, Inc. Code of Regulations, dated January 16, 1996;

(h)	The NCSI Acquisition Sub, LLC Articles of Organization, dated November 2, 2005;

(i)	The Certificate of Merger of NCS Healthcare of Iowa, Inc. into NCSI Acquisition Sub, LLC (with NCS Healthcare of Iowa, LLC as the name of the surviving LLC), dated July 12, 2006;

(j)	The NCS Healthcare of Iowa, LLC Limited Liability Company Agreement, dated July 12, 2006;

(k)	The NCSK Acquisition Sub, LLC Articles of Organization, dated November 2, 2005;

(l)	The Certificate of Merger of NCS Healthcare of Kansas, Inc. into NCSK Acquisition Sub, LLC (with NCS Healthcare of Kansas, LLC as the name of the surviving LLC), dated July 12, 2006;

(m)	The NCS Healthcare of Kansas, LLC Limited Liability Company Agreement, dated July 12, 2006;

(n)	The NCS Healthcare of Kentucky, Inc. Articles of Incorporation, dated January 31, 1997;

(o)	The NCS Healthcare of Kentucky, Inc. Code of Regulations, dated January 31, 1997;

(p)	The NCS Healthcare of Montana, Inc. Articles of Incorporation, dated November 10, 1997;

(q)	The NCS Healthcare of Montana, Inc. Code of Regulations, dated November 11, 1997;

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(r)	The NCS Healthcare of New Mexico, Inc. Articles of Incorporation, dated April 23, 1998;

(s)	The NCS Healthcare of New Mexico, Inc. Code of Regulations, dated April 27, 1998;

(t)	The NCSO Acquisition Sub, LLC Articles of Organization, dated November 2, 2005;

(u)	The Certificate of Merger of NCS Healthcare of Ohio, Inc. into NCSO Acquisition Sub, LLC (with NCS Healthcare of Ohio, LLC as the name of the surviving LLC), dated July 12, 2006;

(v)	The NCS Healthcare of Ohio, LLC Limited Liability Company Agreement, dated July 12, 2006;

(w)	The NCS Healthcare of South Carolina, Inc. Articles of Incorporation, dated January 29, 1997;

(x)	The NCS Healthcare of South Carolina, Inc. Code of Regulations, dated January 29, 1997;

(y)	The NCS Healthcare of Tennessee, Inc. Articles of Incorporation, dated April 23, 1998;

(z)	The NCS Healthcare of Tennessee, Inc. Code of Regulations, dated April 27, 1998;

(aa)	The NCS Healthcare of Washington, Inc. Articles of Incorporation, dated October 24, 1996;

(bb)	The NCS Healthcare of Washington, Inc. Code of Regulations, dated October 25, 1996;

(cc)	The NCSW Acquisition Sub, LLC Articles of Organization, dated November 2, 2005;

(dd)	The Certificate of Merger of NCS Healthcare of Wisconsin, Inc. into NCSW Acquisition Sub, LLC (with NCS Healthcare of Wisconsin, LLC as the name of the surviving LLC), dated July 12, 2006;

(ee)	The NCS Healthcare of Wisconsin, LLC Limited Liability Company Agreement, dated July 12, 2006;

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(ff)	The NCS Services, Inc. Articles of Incorporation, dated July 8, 1996;

(gg)	The NCS Services, Inc. Code of Regulations, dated July 8, 1996;

(hh)	The WSC Acquisition Sub, LLC Articles of Organization, dated October 11, 2005;

(ii)	The Certificate of Merger of Westhaven Services Co. into WSC Acquisition Sub, LLC (with Westhaven Services Co., LLC as the name of the surviving LLC), dated June 9, 2006;

(jj)	The Westhaven Services Co., LLC Amended and Restated Limited Liability Company Agreement, dated September 15, 2009;

(kk)	Action by Unanimous Written Consent in Lieu of Meeting of the Board of Directors of Hytree Pharmacy, Inc., Management & Network Services, Inc., NCS Healthcare of Kentucky, Inc., NCS Healthcare of Montana, Inc., NCS Healthcare of New Mexico, Inc., NCS Healthcare of South Carolina, Inc., NCS Healthcare of Tennessee, Inc., NCS Healthcare of Washington, Inc., and NCS Services, Inc., dated October 24, 2014;

(ll)	Action by Unanimous Written Consent in Lieu of Meeting of the Members and the Board of Managers of Lo-Med Prescription Services, LLC, NCS Healthcare of Iowa, LLC, NCS Healthcare of Kansas, LLC, NCS Healthcare of Ohio, LLC, NCS Healthcare of Wisconsin, LLC, and Westhaven Services Co., LLC, dated October 24, 2014; and

(mm)	The Certificates of Good Standing for each of the Ohio Guarantors issued by the Ohio Secretary of State, each dated October 20, 2014 (collectively referred to herein as the “Certificates of Good Standing”).

The documents listed as items (a) through (mm) [inclusive] above are sometimes collectively referred to herein as the “Authority Documents.”

In rendering our opinion we have examined and relied upon the Authority Documents, and have not examined any other corporation or limited liability company documents and records or other certificates or instruments. As to various questions of fact material to our opinion, we have relied upon the Authority Documents and other certificates and written statements of the Ohio Guarantors, but we have no knowledge that any of such statements are inaccurate or incomplete.

In addition, as to certain facts material to our opinion which we did not independently establish or verify, we have relied upon written representations of the duly authorized officers or other representatives of the Ohio Guarantors, the Authority Documents, and other documents

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executed in connection therewith and/or referenced herein. We have not independently reviewed, established or verified the accuracy or completeness of the information set forth or certified in such documents. However, we have no reason to believe that the information contained in such documents is not complete and accurate. Except as otherwise expressly stated herein, this opinion should in no way be construed as passing upon the accuracy or completeness of any of the representations or warranties which may be or have been made to you in the Indentures (or documents referenced therein), the Authority Documents, or on any other matters, legal or otherwise, not specifically covered herein.

We further advise you that our representation of the Ohio Guarantors has been limited to this particular matter and, with respect to this particular matter, has been limited and does not involve an overall or detailed knowledge of the affairs, business operations or financial condition, past or present, of the Ohio Guarantors. Furthermore, we have not made any special examination of and are not expressing an opinion regarding the affairs or financial condition of the Ohio Guarantors.

We are qualified to practice law only in the State and we do not purport to be experts on, or to express an opinion herein concerning, the law of any jurisdiction other than the State and the laws of the United States of general application to transactions in the State. We express no opinion as to (i) the laws of any other jurisdiction, (ii) matters of municipal law or the laws of any local agencies within any state or (iii) state or federal tax, securities or antitrust laws. We further express no opinion with respect to the effect of any law other than the law of the State and the federal law of the United States. To the extent that the interpretation, construction or enforcement of the Indentures and the other documents referred to herein may be governed by the laws of any jurisdiction other than that of the State, we have assumed that the laws of such jurisdiction are identical to the laws of the State.

As used herein with respect to the existence or absence of facts, “to our knowledge,” “known to us,” or words or phrases of similar import shall mean, during the course of our representation of the Ohio Guarantors, no information that would give us current actual knowledge of the accuracy or inaccuracy of such statement has come within the conscious awareness of lawyers in our office who are actively involved in preparing this legal opinion or other documents in furtherance of the transaction or who we reasonably believe may have knowledge with respect to the matters addressed in this opinion. Information shall not be deemed to be within our knowledge if such information might have been revealed if there had been undertaken a canvass of all lawyers within our Firm or a general search of the Firm’s files. We have not made and accept no responsibility to make any investigation of the existence or absence of such facts and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Ohio Guarantors.

In rendering the opinions herein contained, we have assumed the following with your approval:

(i)	the legal capacity of each natural person;

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(ii)	the due formation of all parties to the Indentures (other than the Ohio Guarantors);

(iii)	the valid legal existence and good standing of all parties to the Indentures (other than the legal existence of the Ohio Guarantors; provided, however that with respect to the Ohio Guarantors, we will be relying solely upon their respective Certificates of Good Standing described above);

(iv)	the genuineness of all signatures;

(v)	the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, conformed, photostatic or telefacsimile copies;

(vi)	with respect to all documents examined by us which contained facsimile signatures, that such signatures were the original signature of the party and have the same force and effect as an original signature;

(vii)	that with respect to all documents described herein which have been executed by parties other than the Ohio Guarantors, all such parties had the power to enter into and perform all obligations thereunder, that all such other parties were duly authorized by all requisite action to execute, deliver and perform their respective obligations thereunder, that all signatories on all such documents were duly qualified and incumbent parties with the proper authority to execute all such documents, and the due execution and delivery of all such documents and the validity, enforceability and binding effect of all such documents on such other parties; and

(viii)	there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of this opinion and no undisclosed prior waiver of any right or any remedy contained in any of such documents.

This opinion is given solely as of the date hereof. We express no opinion as to future amendments of the Indentures or as to the effect of any other future events.

Based on the foregoing examination, and subject to and relying on the assumptions and other matters referred to above (and subject to the limitations and qualifications contained herein), we are of the opinion that:

1.

DUE ORGANIZATION. Based solely upon the respective Certificates of Good Standing, (i) Hytree Pharmacy, Inc. is a corporation incorporated and validly existing under the laws of the State; (ii) Lo-Med Prescription Services, LLC is a

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limited liability company organized and validly existing under the laws of the State; (iii) Management & Network Services, Inc. is a corporation incorporated and validly existing under the laws of the State; (iv) NCS Healthcare of Iowa, LLC is a limited liability company organized and validly existing under the laws of the State; (v) NCS Healthcare of Kansas, LLC is a limited liability company organized and validly existing under the laws of the State; (vi) NCS Healthcare of Kentucky, Inc. is a corporation incorporated and validly existing under the laws of the State; (vii) NCS Healthcare of Montana, Inc. is a corporation incorporated and validly existing under the laws of the State; (viii) NCS Healthcare of New Mexico, Inc. is a corporation incorporated and validly existing under the laws of the State; (ix) NCS Healthcare of Ohio, LLC is a limited liability company organized and validly existing under the laws of the State; (x) NCS Healthcare of South Carolina, Inc. is a corporation incorporated and validly existing under the laws of the State; (xi) NCS Healthcare of Tennessee, Inc. is a corporation incorporated and validly existing under the laws of the State; (xii) NCS Healthcare of Washington, Inc. is a corporation incorporated and validly existing under the laws of the State; (xiii) NCS Healthcare of Wisconsin, LLC is a limited liability company organized and validly existing under the laws of the State; (xiv) NCS Services, Inc. is a corporation incorporated and validly existing under the laws of the State; and (xv) Westhaven Services Co., LLC is a limited liability company organized and validly existing under the laws of the State.

2.	DUE POWER AND AUTHORITY. Each Ohio Guarantor has the requisite power and authority to guarantee the Debt Securities pursuant to the terms of the Indentures and perform its obligations under the Debt Guarantees.

3.	DUE AUTHORIZATION. The Debt Guarantees, upon being duly authorized by all necessary corporate and/or limited liability company action (as the case may be), executed by an authorized signatory and delivered, will be validly authorized, executed and delivered for corporate law purposes by each Ohio Guarantor.

The opinions expressed above are subject to the following qualifications:

A. The opinions expressed herein are limited to those statutes, rules and regulations that a lawyer exercising customary professional diligence in commercial transactions would reasonably recognize as being applicable to the Ohio Guarantors. We express no opinion and make no statements concerning or with respect to any statutes, ordinances, administrative decisions, rules or regulations of counties, towns, municipalities or other political subdivisions.

B. This opinion letter is based on and relies upon the current facts and the current status of the law, and is subject in all respects to, and may be limited by, after the date hereof, changes in the facts, further rules, regulations and legislation, as well as developing case law. We assume no obligation to notify any person of changes in facts or law occurring or coming to our attention after the delivery of this opinion letter, whether or not deemed material.

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This opinion is limited to the matters expressly stated herein and no opinion is inferred or may be implied beyond the matters expressly stated herein.

We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm White & Case LLP in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement. Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bingham Greenebaum Doll LLP
BINGHAM GREENEBAUM DOLL LLP